Return to:	Haynsworth Sinkler Boyd, P.A.
Post Office Box 6617
Florence, South Carolina 29502-6617
HSB File 32563.0004

STATE OF SOUTH CAROLINA
ASSIGNMENT AND ASSUMPTION
COUNTY OF DORCHESTER	AGREEMENT

FOR INDEXING PURPOSES:

Memorandum of Lease Agreement recorded in Book 2137 at Page 319;

rerecorded Book 2156 at Page 100

First Amendment of Memorandum of Lease Agreement recorded in Book 4976 at Page 240

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made effective as of the 22nd day of March, 2007 (the “Effective Date”) by and between LATI USA, INC., a South Carolina corporation, formerly known as LATI INDUSTRIES, INC. (“LATI”) and FORCE PROTECTION TECHNOLOGIES, INC., a Nevada corporation (“FPT”).  LATI and FPT are sometimes referred to herein as the “parties.”

RECITALS:

WHEREAS, Dorchester County, South Carolina (the “County”) and LATI have entered into a Lease Agreement dated December 7, 1998, as amended by that certain First Amendment of Lease Agreement dated July 25, 2005 (as amended, the “FILOT Lease”) with regard to certain real (as set forth in Exhibit A attached hereto) and personal property located in the County (the “FILOT Property”);

WHEREAS, prior to the entry by the County and LATI into the FILOT Lease, the County and LATI entered into an Inducement Agreement and Millage Rate Agreement dated as of April 6, 1998, as amended by that certain Amendment to Inducement Agreement and Millage Rate Agreement dated as of February 17, 1999 (as amended, the “Inducement Agreement”) relating to the FILOT Property and the millage to be levied by the County against the FILOT Property for purposes of computing payments by LATI of a fee in lieu of taxes with regard to the FILOT Property;

WHEREAS, Section 9.01 of the FILOT Lease provides that LATI may assign its interest in the FILOT Lease;

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement dated as of even date herewith by and between LATI and FPT (the “Asset Purchase Agreement”), LATI desires to sell and assign to FPT, and FPT desires to acquire and assume from LATI, all of LATI’s rights and interest in and to the FILOT Lease; and

WHEREAS, by Resolution #07-03, duly adopted by the Dorchester County Council on March 19, 2007 (the “Approval Resolution”), the County (a) approved the assignment and transfer by LATI to FPT of the FILOT Lease, and (b) authorized the County Administrator of Dorchester County Council to execute on behalf of the County such documents as the County Administrator determines are reasonably required in order to further reflect or evidence the approval by the County, including, without limitation, any modifications to the documents previously executed or approved by the County relating to the projects subject to this Agreement as may be required in order to clarify any ambiguities or remedy any omissions or errors in such documents.

NOW, THEREFORE, for and in consideration the covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties covenant and agree as follows:

1.             Assignment.  As of the Effective Date, LATI assigns all of its rights under the FILOT Lease, the Inducement Agreement and the related documents to FPT.

2.             Assumption of Obligations.  FPT shall discharge in full all of LATI’s liabilities, duties and obligations arising under, or in any manner related to, the FILOT Lease and accruing after 12:01 a.m. on the Effective Date.  FPT, as of such date and time, shall comply with all terms, covenants and conditions of the FILOT Lease.  FPT shall have no liability with respect to any payments under the FILOT Lease which come due after the Effective Date, but which arose in connection with periods occurring prior to the Effective Date.

3.             Release of LATI.  LATI is hereby released from any and all obligations, duties, and liabilities arising under, or in any manner related to, the FILOT Lease and accruing after 12:01 a.m. on the Effective Date, and FPT hereby accepts and assumes all such obligations, duties, liabilities and benefits relating to the FILOT Lease.  LATI is not released, however, from liability with respect to any payments under the FILOT which (i) are due as of the Effective Date, or (ii) come due after the Effective Date, but which arose in connection to periods occurring prior to the Effective Date.

4.             Transfer of Title.  Article X of the FILOT Lease provides the tenant under the FILOT Lease with (i) a mandatory obligation to purchase the Project (as defined in the FILOT Lease) and (ii) options to from time to time to purchase the Project.  Upon the occurrence of the mandatory purchase obligation or the exercise of the purchase option provisions set forth in Article X of the FILOT Lease, the FILOT Lease provides that the County shall transfer directly to LATI all of its fee simple ownership interest in the Project with respect to which such option is exercised.  The parties intend that this Agreement modify the FILOT Lease and any related documents so that the County shall transfer directly to FPT all of its fee simple ownership interest in the Project with respect to which such option is exercised.

5.             Fee in Lieu of Taxes Invoices.

(a)            LATI will immediately notify the South Carolina Department of Revenue of this Agreement and the assignment by LATI to FPT.

(b)           It is intended that FPT shall separately make any submissions or reports to the appropriate governmental authorities in connection with the FILOT Payments (as defined in the FILOT Lease).  FPT shall be responsible for making all necessary and required FILOT Payments and for complying with all reporting requirements that may be required beginning as of the Effective Date, directly to the County or the South Carolina Department of Revenue, concerning the FILOT Lease.

6.             Notices.  Any notice to be given in connection with this Agreement shall be in writing and shall be deemed to have been given when deposited with a national “next day” delivery service or in the United States mail via registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to LATI:	LATI USA, Inc.
257 Deming Way
Summerville, South Carolina 29483
Attention: Samuel Venturini

With a copy to:	Moore & Van Allen
40 Calhoun Street, Suite 300
Charleston, South Carolina 29401-3535
Attention: W. Gregory Pearce

If to FPT:	Force Protection Technologies, Inc.
9801 Highway 78
Ladson, South Carolina 29456
Attention: John Wall, III

With a copy to:	Haynsworth Sinkler Boyd, P.A.
Post Office Box 6617
Florence, South Carolina 29502
Attention: Benjamin T. Zeigler and J. Christopher Riddle

7.             Severability. In the event that any term, covenant or provision of this Agreement should be determined to be illegal, invalid or unenforceable, that term, covenant or provision shall be severed and removed herefrom and this Agreement shall be construed as if such term, covenant or provision had never been contained herein.

8.             Governing Law.  This Agreement and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of South Carolina. LATI and FPT hereby submit to the jurisdiction of the state and Federal courts located in South Carolina and agree that this Agreement may be enforced in such courts.

9.             Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if both parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

TO HAVE AND TO HOLD the same together with all rights, titles, interests, privileges, claims, demands and equities existing and to exist in connection therewith unto FPT, its successors and permitted assigns forever.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been executed by LATI and FPT effective as of the Effective Date.

WITNESSES:	LATI USA, INC.

	By:	/s/ Samuel Venturini
Witness 1	Name:	Samuel Venturini
	Title:	President

Witness 2

STATE OF SOUTH CAROLINA	)
)
COUNTY OF CHARLESTON	)

I, W. Gregory Pierce, Notary Public for the State of South Carolina, do hereby certify that LATI USA, INC., a South Carolina corporation, by Samuel Venturini, its President, personally appeared before me this day and acknowledged the due execution the foregoing instrument.

Subscribed to and sworn before me this 22nd day of March, 2007.

/s/ W. Gregory Pierce		(L.S.)
Notary Public, State of South Carolina
My Commission Expires:	4/1/2014

[NOTARIAL SEAL]

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WITNESSES:	FORCE PROTECTION TECHNOLOGIES, INC.

	By:	/s/ Raymond W. Pollard
Witness 1	Name:	Raymond W. Pollard
	Title:	Chief Operation Officer

Witness 2

STATE OF SOUTH CAROLINA	)
)
COUNTY OF CHARLESTON	)

I, W. Gregory Pierce, Notary Public for the State of South Carolina, do hereby certify that FORCE PROTECTION TECHNOLOGIES, INC., a Nevada corporation, by Raymond W. Pollard, its Chief Operation Officer, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Subscribed to and sworn before me this              day of March, 2007.

/s/ W. Gregory Pierce		(L.S.)
Notary Public, State of South Carolina
My Commission Expires:	4/1/2014

[NOTARIAL SEAL]

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CONSENT AND AGREEMENT

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

The County consents to the above assignment and assumption to FPT of the Assigned Property and the rights and obligations pertaining thereto under the FILOT Lease, the Inducement Agreement and the related documents, and to the above release of LATI from the obligations related to the rights and obligations pertaining thereto under the FILOT Lease and the related documents, to the extent and on the terms provided herein; provided, however, that LATI is not released from liability with respect to any under payment of fees under the FILOT Lease that may be owed.

WITNESSES:
DORCHESTER COUNTY, SOUTH CAROLINA

	By:	/s/ Jason L. Ward
Witness 1	Name:	Jason L. Ward
	Title:	County Administrator

Witness 2

STATE OF SOUTH CAROLINA	)
)
COUNTY OF DORCHESTER	)

I, Gina R. Sams, Notary Public for the State of South Carolina, do hereby certify that Dorchester County, South Carolina, a body politic and corporate and a political subdivision of the State of South Carolina, by                          , County Administrator, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Subscribed to and sworn before me this 21st day of March, 2007.

/s/ Gina R. Sams		(L.S.)
Notary Public, State of South Carolina
My Commission Expires:	4-9-11

[NOTARIAL SEAL]

Exhibit A

Legal Description

“ALL that certain piece, parcel or tract of land, situate, lying and being west of Summerville, Dorchester County, State of South Carolina, being located north of the intersection of Spaniel Lane and Deming Way (S-18-789) and being designated as Tract 10 on a certain plat entitled “PLAT SHOWING TRACT 10, 23.77 ACRES, ALONG WITH A NEW 25’ SEWER EASEMENT, BEING A PORTION OF TRACT “I”, PROPERTY OF DORCHESTER INDUSTRIAL CENTER, INC., LOCATED IN EAST PORT INDUSTRIAL CENTER, WEST OF SUMMERVILLE, DORCHESTER COUNTY, SOUTH CAROLINA,” dated December 2, 1997, by Timothy D. Elmer, SCPLS No. 17566, recorded in the RMC Office for Dorchester County in Plat Book J, page 101, and having the following metes and bounds, to wit:  To find the Point of Beginning, locate the intersection of Deming Way centerline and Spaniel Lane centerline, thence running in a northerly direction along the centerline of Deming Way a distance of 727.1’, thence turning and running in a westerly direction S82°12’20”W a distance of 40.00’ to Point A, noted as P.O.B., being the northeast corner of Tract 3H, a 5/8” Rebar found; thence turning and running in a westerly direction along Tract 3H N81°25’31”W a distance of 701.01’ to Point B, a 1 ½” Open Pipe Found; thence turning and continuing in a westerly direction along the property of Shannon Properties, Inc., N81°34’35”W a distance of 409.57’ to Point C, a 1 ½” Open pipe set; thence turning and running in a northerly direction along the Residual Tract I N05°57’13”E a distance of 994.49’ to Point D, a 1 ½” Open pipe set; thence turning and running in an easterly direction along the Residual Tract I around a curve to the left, having a radius of 70.00’, an arc length of 80.77’, and a chord of N62°54’00”E for 76.36’ to Point E, a 1 ½” Open pipe set; thence turning and continuing in an easterly direction along the Residual Tract I around a curve to the right, having a radius of 25.00’, an arc length of 22.18’, and a chord of N55°15’47”E for 21.46’ to Point F, a 1 ½” Open pipe set; thence turning and continuing in an easterly direction along the Residual Tract I S80°40’47”E a distance of 599.77’ to Point G, a 1 ½” Open pipe set; thence turning and running in a southerly direction along the Residual Tract I around a curve to the right, having a radius of 50.00’, an arc length of 78.54’, and a chord of S54°19’13”E for 70.71’ to Point H, a 1 ½” Open pipe set, being on the western right-of-way of Deming Way; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way S09°19’13”E a distance of 828.17’ to Point I, a 5/8” Rebar found; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way around a curve to the left, having a radius of 580.00’, an arc length of 195.80’, and a chord of S18°59’29”E for 194.87’ to Point J, a 5/8” Rebar found; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way around a curve to the right, having a radius of 420.00’, an arc length of 152.97’, and a chord of S18°113’42”E for 152.13’ to Point K, a 5/8” Rebar found; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way S07°47’40”E a distance of 111.59’ to the Point of Beginning and containing 23.77 acres or 1,035,726 square feet, more or less, and being designated as Tract 10.”

Reference is also had to plat showing Tract 10, 23.77 Acres, property of LATI Industries, Inc., located in East Port Industrial Center, West of Summerville, Dorchester County, South Carolina dated July 12, 1999 and recorded August 23, 1999 in Book J, Page 140, Dorchester County RMC Office.

For derivation of title, see Deed from LATI Industries, Inc. to Dorchester County, South Carolina dated December 18, 1998 and recorded February 18,k 1999 in Book 2137, Page 315, Dorchester County RMC Office.

TMS:  122-00-00-027